     NUMBER                                                       SERIES A UNITS
U-__________

 SEE REVERSE FOR
CERTAIN DEFINITIONS

                   TRINITY PARTNERS ACQUISITION COMPANY INC.

                                                        CUSIP __________________

      SERIES A UNITS CONSISTING OF TWO SHARES OF COMMON STOCK, FIVE CLASS W
      WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK AND FIVE
           CLASS Z WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT _____________________________________________
is the owner of _________________________________________________Series A Units.

Each Series A Unit ("Series A Unit") consists of two (2) shares of common stock, par value $.0001 per share ("Common Stock"), of Trinity Partners Acquisition
Company Inc., a Delaware corporation (the "Company"), five (5) Class W Warrants
(the "Class W Warrants") and five (5) Class Z Warrants (the "Class Z Warrants").
Each Class W Warrant and Class Z Warrant entitles the holder to purchase one (1)
share of Common Stock for $5.00 per share (subject to adjustment). Each Class W
Warrant and Class Z Warrant will become exercisable on the later of (a) [_____],
2005 or (b) the earlier of the Company's completion of a business combination or the distribution of funds held by that certain trust fund on behalf of the holders of the Company's Class B common stock, par value $.0001 per share. The
Class W Warrants will expire unless exercised before 5:00 p.m., New York City time, on [_____], 2009, or earlier upon redemption, and the Class Z Warrants will expire unless exercised before 5:00 p.m., New York City time, on [_____],
2011, or earlier upon redemption. The Common Stock, Class W Warrants and Class Z
Warrants comprising the Series A Units represented by this certificate are not transferable separately prior to [_____], 2004, subject to earlier separation in the discretion of HCFP/Brenner Securities LLC. The terms of the Class W
Warrants and the Class Z Warrants are governed by a Warrant Agreement, dated as of [_____], 2004, between the Company and American Stock Transfer & Trust
Company, as Warrant Agent (the "Warrant Agreement"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the
Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden
Lane, New York, New York 10038, and are available to any holder of Class W
Warrants and Class Z Warrants on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

     Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

                 [TRINITY PARTNERS ACQUISITION COMPANY INC. LOGO]
                         [DELAWARE CORPORATE SEAL 2004]

-------------------------------                  -------------------------------
                      President                  Secretary

                    TRINITY PARTNERS ACQUISITION COMPANY INC.

     The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM -  as tenants in common     UNIF GIFT MIN ACT - _____ Custodian_______
  TEN ENT -  as tenants by the                           (Cust)          (Minor)
             entireties
  JT TEN -   as joint tenants with
             right of survivorship       under Uniform Gifts to Minors
             and not as tenants in       Act ______________
             common                             (State)

Additional Abbreviations may also be used though not in the above list.

     For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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__________________________________________________________________Series A Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________Attorney
to transfer the said Series A Units on the books of the within named Company will full power of substitution in the premises.

Dated
     --------------

                                 -----------------------------------------------
                                 NOTICE: The signature to this assignment must
                                         correspond with the name as written
                                         upon the face of the certificate in
                                         every particular, without alteration or
                                         enlargement or any change whatever.

Signature(s) Guaranteed:

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THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO
S.E.C. RULE 17Ad-15).